STATE OF FLORIDA

                               [GRAPHIC OMITTED]

                              DEPARTMENT OF STATE

I certify the attached is a true and correct copy of the Articles of Amendment, filed on June 26, 1998, to Articles of Incorporation for DEERFIELD FINANCIAL SERVICES INC. which changed its name to OPTICAL CONCEPTS OF AMERICA, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H98000011219. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below.

The document number of this corporation is P96000052403.

                          Given under my hand and the
                          Great Seal of the State of Florida,
                          at Tallahassee, the Capital, this the
                          Twenty-ninth day of June, 1998

Authentication Code: 298A00035236-062998-P96000052403-1/1



[GRAPHIC OMITTED]                                  /s/ Sandra B. Mortham
CR2EO22 (1-95)                                     ---------------------
                                                   Sandra B. Mortham
                                                   Secretary of State

                              ARTICLES OF AMENDMENT
                              ---------------------
                                     TO THE
                                     ------
                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                        DEERFIELD FINANCIAL SERVICES INC.
                        ---------------------------------


         Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned Sole Director and Majority Shareholder of Deerfield Financial Services Inc. ("Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida, bearing Document #P96000052403 does hereby certify:

         First: That pursuant to Written Consent of the Board of Directors and Majority Shareholders of said Corporation dated June 11, 1998, the Shareholders and Directors, approved the amendment to the Corporation's Articles of Incorporation as follows:

         The Articles of Incorporation of this Corporation are amended to read in their entirety as follows:

                                    ARTICLE I
                                 CORPORATE NAME
                                 --------------

         The name of the company is "Optical Concepts of America, Inc."

                                   ARTICLE II
                      PRINCIPAL OFFICE AND MAILING ADDRESS
                      ------------------------------------

         The principal office and mailing address of the Corporation is 5605 N.W. 29th Street, Margate, Florida 33063.

                                   ARTICLE III
                     NATURE OF CORPORATE BUSINESS AND POWERS
                     ---------------------------------------

         The general nature of the business to be transacted by this Corporation shall be to engage in any and all lawful business permitted under the laws of the United States and the State of Florida.



Robert J. Burnett, Esq., Florida Bar No. 0117978
Atlas, Pearlman, Trop & Borkson, P.A.
200 East Las Olas Blvd., Suite 1900
Fort Lauderdale, Florida 33301
(954)763-1200

                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

         The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be 50,000,000 shares of common stock, par value $.00l per share and 5,000,000 shares of Preferred Stock, par value $.001 per share. Series of the Preferred Stock may be created and issued from time to time, with such designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant to the authority in this paragraph given.

                                    ARTICLE V
                                TERM OF EXISTENCE
                                -----------------

         This Corporation shall have perpetual existence.

                                   ARTICLE VI
                              REGISTERED AGENT AND
                          REGISTERED OFFICE IN FLORIDA
                          ----------------------------

         The Registered Agent and the street address of the initial Registered Office of this Corporation in the State of Florida shall be:

                      South Florida Registered Agents, Inc.
                       200 East Las Olas Blvd., Suite 1900
                         Fort Lauderdale, Florida 33301

                                   ARTICLE VII
                               BOARD OF DIRECTORS
                               ------------------

         This Corporation shall have the number of directors set forth in the by laws of the corporation and the terms under which such directors will serve shall be set forth in the by laws of the Corporation.

                                  ARTICLE VIII
                                 INDEMNIFICATION
                                 ---------------


         This Corporation may indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by Florida law.

                                   ARTICLE IX
                             AFFILIATED TRANSACTIONS
                             -----------------------

         This Corporation expressly elects not to be governed by Section
607.0901 of the Florida Business Corporation Act, as amended from time to time, relating to affiliated transactions.

The foregoing amendment was adopted by the Board of Directors and Majority Shareholders of the Corporation pursuant to Written Consent of the Board of Directors and Majority Shareholders of the Corporation dated June 12, 1998 in accordance with Sections 607.0704 and 607.0821 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Certificate of Incorporation was sufficient for approval.

         IN WITNESS WHEREOF, the undersigned, being the President and Secretary of this Corporation, has executed these Articles of Amendment as of June 12, 1998.


                                      DEERFIELD FINANCIAL SERVICES INC.
                                      now known as
                                      OPTICAL CONCEPTS OF AMERICA, INC.


                                      By:/s/ Jan Kaplan
                                      ------------------------------------------
                                             Jan Kaplan, President & Secretary

                    CERTIFICATE DESIGNATING REGISTERED AGENT

                        AND OFFICE FOR SERVICE OF PROCESS

         Optical Concepts of America, Inc., a corporation existing under the laws of the State of Florida with its principal office and mailing address at 5605 N.W. 29th Street, Margate, Florida 33063 has named South Florida Registered Agents, Inc. whose address is 200 East Las Olas Blvd., Suite 1900, Fort Lauderdale, Florida 33301 as its agent to accept service of process within the State of Florida.

                                   ACCEPTANCE:
                                   -----------

         Having been named to accept service of process for the above named Corporation, at the place designated in this Certificate, I hereby accept the appointment as Registered Agent, and agree to comply with all applicable provisions of law. In addition, I hereby am familiar with and accept the duties and responsibilities as Registered Agent for said Corporation.



                                    SOUTH FLORIDA REGISTERED AGENTS, INC.
                                    (a Florida Corporation)


                                    By: /s/ Beverly F. Bryan
                                    ----------------------------------
                                            Beverly F. Bryan, President